Exhibit 21.1


                           Subsidiaries of Registrant

                  Subsidiary                            Jurisdiction
                  ----------                            ------------
                  LMI Finishing, Inc.                   Missouri
                  Leonard's Metal, Inc.                 Missouri
                  Precise Machine Partners, L.L.P.      Texas
                  Precise Machine Company               Texas
                  Tempco Engineering, Inc.              Missouri
                  Versaform Corporation                 California
                  LMIV Holding Ltd.                     British Columbia, Canada